UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2021

Pareteum Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
1185 Avenue of the Americas, 2nd Floor
New York, NY 10036
 (Address of principal executive offices) (Zip Code)

(646) 975-0400
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

Convertible Notes
On April 29, 2021, Pareteum Corporation (the “Company”) entered into a Securities Purchase Agreement, dated as of April 13, 2021 (the “Purchase Agreement”), with two initial investors and other investors as may become party thereto from time to time (collectively, the “Purchasers”) providing for the issuance and sale by the Company of up to $6.0 million aggregate principal amount of its Senior Second Lien Secured Convertible Notes due 2025 (the “Notes”) and warrants (the “Warrants”) to purchase up to 5,000,000 shares of its common stock (“Common Stock”). The Notes and accompanying Warrants may be sold from time to time to one or more Purchasers under the terms of the Purchase Agreement. On April 29, 2021, the Company closed on the sale of Notes in the aggregate principal amount of approximately $1.79 million and Warrants to purchase 1,490,000 shares of Common Stock under the Purchase Agreement for an aggregate purchase price of $1.49 million.

The Notes are senior, secured obligations of the Company, but rank junior to the Senior Secured Convertible Note due 2025, dated as of June 8, 2020, issued by the Company and held by High Trail Investments SA LLC (the “High Trail Note”). Interest on each Note is payable monthly beginning on the first day of each calendar month beginning with the first such day beginning 31 days after such Note’s issuance date. The rate of interest under the Notes is 8% per annum; provided that if an event of default occurs and the applicable Purchaser delivers notice thereof, interest will accrue at 18% per annum. The Notes are secured by a second lien on substantially all assets of the Company and substantially all assets of its material U.S.-organized subsidiaries. Interest may be paid, at the election of the Company, in cash or in shares of Common Stock; provided, that, so long as the High Trail Note remains outstanding, such payments may only be made in shares. The number of shares issuable to pay interest in shares is determined by the application of a formula in which the amount of the interest due is divided by 85% of the lowest volume-weighted average price of Common Stock on the principal market for the Common Stock over the 10 days preceding the date of such payment.
Subject to an intercreditor agreement with the holder of the High Trail Note, upon notice by the Company, the Company may elect to redeem all or a portion of the then-outstanding principal amount outstanding under the Notes. Each holder of Notes or the Company may also elect for the Company to redeem the Notes at a 20% premium if the Company undergoes a fundamental change.
Each Note will be convertible into Conversion Shares, in part or in whole, from time to time, at the election of the holder of such Note. The initial conversion rate is 1666.6667 shares of Common Stock for each $1,000 of principal amount of Notes. The conversion rate is subject to customary anti-dilution adjustments in the event the Company issues stock dividends or effects a split or reverse split of the Common Stock.
The Notes impose certain customary affirmative and negative covenants upon the Company, as well as covenants requiring that (i) payments under the Notes rank senior to all unsecured indebtedness of the Company and (ii) restrict the declaration of any dividends or other distributions. The Notes contain customary events of default.
The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes.
The foregoing description is qualified in its entirety by the terms of the Notes, a form of which is incorporated herein by reference and attached hereto as Exhibit 10.1.
    Securities Purchase Agreement

On April 29, 2021, the Company entered into the Purchase Agreement, dated as of April 13, 2021, with the initial Purchasers thereunder that provides for the purchase by such Purchasers, and any other purchasers from time to time party thereto, of the Notes and Warrants. The Purchase Agreement provides that Notes and Warrants may be sold by the Company in multiple closings and contains customary representations and warranties, including representations from the Purchaser regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction, ability to conduct its business, capitalization, absence of conflicts and compliance with law, among other things.

The Purchase Agreement includes a number of customary covenants with which the Company must comply, including covenants that require the Company to, among other things, use the proceeds of the sale of the Notes and Warrants for general corporate purposes and keep reserved a number of shares of Common Stock equal to the number issuable upon conversion of the Notes and exercise of the Warrants.

There is no material relationship between the Company or its affiliates, on the one hand, and the initial Purchasers, on the other hand, other than in respect of the Purchase Agreement, the Notes and the Warrants, except that the initial Purchasers beneficially owns other securities of the Company. The foregoing description is qualified in its entirety by the terms of the Purchase Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Warrant

The Purchase Agreement provides for the issuance, from time to time, of Warrants to purchase up to 5,000,000 shares of Common Stock. The number of shares of Common Stock issuable upon exercise of each Warrant held by a Purchaser is determined by multiplying .8333333333 by the dollar value of the principal amount of the Notes purchased by such Purchaser. Each Warrant entitles the holder to purchase the applicable shares of Common Stock at an exercise price of $0.40 per share. The Warrants are immediately exercisable by the holders, in whole or in part, at any time, and from time to time, until the fifth anniversary of the date of issuance. The terms of the Warrants provide that the exercise price of the Warrant, and the number of shares of common stock for which the Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications.

The foregoing description is qualified in its entirety by the terms of the Warrants, a form of which is incorporated herein by reference and attached hereto as Exhibit 10.3.

Warrant Extension

On April 24, 2021, by action of its Business and Strategy Committee of its board of directors, the Company effected a waiver of the expiration date of its outstanding Series B Common Stock Purchase Warrants, dated September 24, 2019, to purchase an aggregate of 11,363,538 shares of the Company’s common stock (the “Series B Warrants”). The Series B Warrants have a stated expiration date of March 24, 2021, have an exercise price of $1.84 and were originally issued in connection with a previously disclosed sale to certain institutional and accredited investors of shares of common stock and certain other warrants to purchase common stock. As previously disclosed, the Company previously acted to waive to its enforcement of the expiration date until April 24, 2021 and permitted the holders of the Series B Warrants to exercise the Series B Warrants, and otherwise continue to be entitled to all rights pertaining to holding the Series B Warrants, until April 24, 2021. The Company has again resolved to waive to its enforcement of the expiration date until June 30, 2021 and permit the holders of the Series B Warrants to exercise the Series B Warrants, and otherwise continue to be entitled to all rights pertaining to holding the Series B Warrants, until June 30, 2021. No other changes to the Series B Warrants were effected by such action.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 hereof under the subheading “Convertible Notes” is incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities.
At the initial Closing, the Company sold $1.79 million aggregate principal amount of the Notes and Warrants to purchase 1,490,000 shares of Common Stock to the Purchaser in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchaser in the Purchase Agreement that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Notes and Warrant are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws. The Purchase Agreement provides that each subsequent purchaser of Notes and Warrants under the

Purchase Agreement will become party to the Purchase Agreement by joinder, and will make the same representations as to such purchaser’s status as an “accredited investor” and its investment purposes.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Form of Senior Second Lien Secured Convertible Note, made by Pareteum Corporation
10.2	Securities Purchase Agreement, dated as of April 13, 2021, between Pareteum Corporation and the purchasers party thereto
10.3	Form of Warrant to Purchase Common Stock, issued by Pareteum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: April 29, 2021	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer